Exhibit 10.4

Glutinous Rice (“Sticky Rice”) Order and Planting Agreement with Major Suppliers

Part A: Hunan Xiangmei Food Co., Ltd.
Party B:

1.
This Agreement is entered into by and between the parties, upon friendly consultations and negotiations, with respect to the raw materials supplied to Party A and for the purpose to expand the financial resources for farmers as major suppliers, on terms and conditions mutually agreed upon as follows:

2.
Party B will voluntary plaint Glutinous Rice 1750 Mu (1,166.66 Square Kilometers), which requires the seeds of 4,375 kg.  All produced crops shall be delivered to Party A and Party B shall not retain any of the produced crops for own use.  Party B shall study thoroughly the introductions of planting requirements and the planting technologies before planting and shall fully follow the required planting technologies.

3.
Party A shall provide Party B the following qualified seeds: 1) Purity ≧99%; 2) cleanliness≧98%; 3) germination percentage ≧80%; 4) water contained ≦13%.  The sales price of seeds is ￥5.00 /kg and shall be directly deducted from the purchase price paid to Party B at the time when the crops are produced from Party B to Party A.

4.	The Glutinous Rice produced from Party B to Party A shall meet the Level #2 of the national commercial crops standards. The minimum purchase price paid to Party B by Party A shall be ￥3.00/kg.

5.
Party B shall be fully responsible for the seeds qualities and in the event that Party A fails to provide qualified seeds to Party B in accordance with the standards set forth above, Party A shall compensate Party B accordingly.  In the event that Party B fails to deliver any and all crops produced under this Agreement and such failure has an adverse effect on Party A’s raw materials purchase plans, Party B shall compensate Party A three (3) times of the above sales price of the seeds received from Party A.

6.
This Agreement shall be executed in duplicate upon the following signatures of the parties, and each executed copy shall constitute an original but both of which together shall constitute one and the same instrument.

Party A: (Corporate Seal)	Party B: (Individual Signature and Seal)
Date: 03/ /2010